Exhibit 99.1

Cano Health Provides First Quarter 2021 Business Update

MIAMI – June 9, 2021 – Cano Health, Inc. (NYSE: CANO), a leading value-based primary care provider for seniors and underserved communities, today announced business and financial results for the first quarter ended March 31, 2021, prior to the closing on June 3, 2021 of the recent business combination between Cano Health and Jaws Acquisition Corp.

First Quarter 2021 Financial Results

•	$280.1 million total revenue, up 107% from the prior-year period

•	116,895 members, a 91% increase from the prior-year period. Organic membership increased 43% from the prior-year period

•	Net loss of $10.5 million

•	$22.8 million Adjusted EBITDA, up 77% from the prior-year period. Adjusted EBITDA margin of 8.1% compared to 9.5% in the prior-year period

•	72 medical centers operated by the Company as of March 31, 2021, compared to 45 centers as of March 31, 2020

First Quarter 2021 Business Highlights

•	Solid revenue and membership growth:

•	Revenue growth driven by strong capitated revenue

•	Robust organic membership growth

•	Strong execution:

•	Built strong acquisition pipeline

•	Completed two tuck-in transactions

•	On track to execute acquisition strategy and achieve full-year 2021 guidance

•	Published COVID-19 outcomes in The American Journal of Managed Care:

•	COVID-19 specific mortality for Cano members 60% lower compared to an age- and gender-matched mirror group between Cano Health members and Florida residents

Recent Business Developments

•	Cano shares began trading on the NYSE on June 4, 2021. As of June 9, 2021 there are approximately 473 million shares outstanding.

•	Continued to build senior management team with the additions of Brian Koppy as Chief Financial Officer effective April 5, 2021 and Mark Novell as Chief Accounting Officer effective May 12, 2021

•	Received assignment of approximately 8,100 Medicare beneficiaries under the Centers for Medicare and Medicaid Services’ new Direct Contracting Entity (DCE) program

Financial Outlook

Cano Health is reiterating its full year 2021 financial outlook previously disclosed at its Analyst and Investor Day on March 4, 2021. This outlook includes the impact of potential acquisitions.

•	Total Revenue is expected to be between $1,400 million and $1,500 million

•	Total Adjusted EBITDA is expected to be between $90 million and $100 million

•	Total Members as of December 31, 2021 is expected to be between 154,000 and 162,000

•	Total Owned Medical Centers as of December 31, 2021 is expected to be between 95 and 105 centers

Non-GAAP Financial Measures

Financial measures that are not measures under generally accepted accounting principles in the United States (“GAAP”) do not replace the most directly comparable GAAP measures and we have included detailed reconciliations thereof in the “Quarterly Results of Operations and Selected Financial Highlights” below.

We exclude the effects of the following items from GAAP Net income (loss) to arrive at Adjusted EBITDA:

•	stock-based compensation expense,

•	de novo losses (consisting of losses incurred in the twelve months after the opening of a new facility),

•	acquisition transaction costs (consisting of transaction costs, fair value adjustments to contingent consideration, management fees, and corporate development payroll costs),

•	restructuring and other charges,

•	fair value adjustments to an embedded derivative, and

•	loss on extinguishment of debt.

Adjusted EBITDA is a key measure used by our management team to assess the operating and financial performance of our business in order to make decisions on allocation of resources.

Supplemental Presentation

In addition to Cano Health’s 8-K filing for the completion of its business combination with Jaws Acquisition Corp., the Company filed a separate 8-K containing supplemental materials for the first quarter and a summary of historical quarterly financial results. The information can be found at sec.gov or on the Company’s website at investors.canohealth.com.

Conference Calls

Beginning with the announcement of the Company’s second quarter 2021 financial results, the Company intends to host a quarterly conference call with members of the management team to discuss the results for the prior quarter. The quarterly conference calls and supplementary materials will be accessible on the Company’s website.

About Cano Health

Cano Health operates value-based primary care centers and supports affiliated medical practices that specialize in primary care for seniors in Florida, Texas, Nevada, and Puerto Rico, with additional markets in development. As part of its care coordination strategy, Cano Health provides sophisticated, high-touch population health management programs including telehealth, prescription home delivery, wellness programs, transition of care, and high-risk and complex care management.

The Company’s personalized patient care and proactive approach to wellness and preventive care sets it apart from competitors. Cano Health has consistently improved clinical outcomes while reducing costs, affording patients the opportunity to lead longer and healthier lives. Cano serves a predominantly minority population (80% of its patients are Latino or African American) and low-income population (50% of its patients are dual eligible for Medicare and Medicaid). For more information visit www.canohealth.com.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, Section 21E of the Securities Exchange Act of 1934, as amended, and the Private Securities Litigation Reform Act of 1995, as amended. These forward-looking statements include statements regarding our future growth and strategy. Words such as “anticipate,” “believe,” “budget,” “contemplate,” “continue,” “could,” “envision,” “estimate,” “expect,” “guidance,” “indicate,” “intend,” “may,” “might,” “plan,” “possibly,” “potential,” “predict,” “probably,” “pro-forma,” “project,” “seek,” “should,” “target,” or “will,” or the negative or other variations thereof, and similar words or phrases or comparable terminology, are intended to identify forward-looking statements. These forward-looking statements are not guarantees of future performance, conditions or results, and involve a number of known and unknown risks, uncertainties, assumptions and other important factors, many of which are outside the Company’s control, that could cause actual results or outcomes to differ materially from those discussed in the forward-looking statements.

Important risks and uncertainties that could cause our actual results and financial condition to differ materially from those indicated in forward-looking statements include, among others, changes in market or industry conditions, regulatory environment, competitive conditions, and receptivity to our services; our ability to continue our growth; changes in laws and regulations applicable to our business; our ability to maintain our relationships with health plans and other key payers; the impact of COVID-19 or another pandemic, epidemic or outbreak of infectious disease on our business and results of operation; and our ability to recruit and retain qualified team members and independent physicians. For a detailed discussion of the risk factors that could affect our actual results, please refer to the risk factors identified in the definitive Proxy Statement/Prospectus filed with the SEC on May 7, 2021 and in our subsequent reports filed with the SEC. All information provided in this press release is as of the date hereof, and we undertake no duty to update or revise this information unless required by law.

Cano Health

Investor Relations

Bob East

Westwicke ICR

CanoHealthIR@westwicke.com

Media Relations

Patricia Graue

Brunswick Group

(212) 333-3810

canohealth@brunswickgroup.com

CANO HEALTH, INC. AND SUBSIDIARIES

Quarterly Results of Operations and Selected Financial Highlights

(Dollars in millions)

(Unaudited)

The following table sets forth our unaudited condensed consolidated statement of operations data for each of the quarters in the periods ended March 31, 2021, December 31, 2020 and December 31, 2019. The unaudited quarterly statements of operations data set forth below have been prepared on a basis consistent with our audited annual consolidated financial statements included in our Form 8-K filed with the SEC on June 9, 2021 (the “June 9, 2021 8-K”) and include, in our opinion, all normal recurring adjustments necessary for the fair statement of the results of operations for the periods presented. Our historical quarterly results are not necessarily indicative of the results that may be expected in the future. The following quarterly financial data should be read in conjunction with our consolidated financial statements and related notes included in the June 9, 2021 8-K.

For purposes of this presentation, “NCI” refers to Non-Controlling Interests and “PCIH” refers to Primary Care (ITC) Intermediate Holdings, LLC.

Fiscal Year End: December	Quarter Ended
Income Statement ($ in millions)	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21
Capitated revenue:
Medicare	$57.4	$61.6	$77.4	$86.4	$106.0	$129.4	$220.6	$214.4	$225.9
Other capitated revenue	12.4	15.9	18.5	14.3	21.7	34.5	32.4	35.2	41.1

Total capitated revenue	69.8	77.5	95.9	100.7	127.7	163.9	253.0	249.6	267.0
Total fee-for-service and other revenue	4.4	4.1	5.4	6.6	7.6	7.3	10.2	10.1	13.1

Total revenue	74.2	81.6	101.3	107.3	135.3	171.2	263.2	259.7	280.1
Operating expenses:
Third - party medical costs	51.1	55.7	69.7	64.6	85.3	112.0	184.9	182.7	195.0
Direct patient expense	6.9	9.2	11.3	15.6	17.8	22.6	31.1	30.8	34.3
Selling, general and administrative	12.7	12.2	14.6	19.6	21.0	21.9	27.4	33.7	34.9
Depreciation and amortization	1.2	1.4	1.8	2.5	3.4	4.0	5.4	5.7	5.8
Transaction costs and other	1.3	3.3	15.6	0.2	6.5	15.7	7.7	13.7	9.3

Total operating expenses	73.2	81.8	113.0	102.5	134.0	176.2	256.5	266.6	279.3

(Loss) income from operations	1.0	(0.2)	(11.7)	4.8	1.3	(5.0)	6.7	(6.9)	0.8
Interest Expense, net	(1.7)	(1.8)	(2.5)	(3.8)	(3.6)	(5.6)	(12.3)	(12.2)	(10.6)
Loss on extinguishment of debt	—	—	—	—	—	—	—	(23.3)	—
FV adjustment, other expenses	—	—	—	(0.3)	—	(0.5)	(5.1)	(7.6)	—

Total other expense	(1.7)	(1.8)	(2.5)	(4.1)	(3.6)	(6.1)	(17.4)	(43.1)	(10.6)

Income tax expense / (benefit)	—	—	—	—	—	—	(0.3)	(0.4)	(0.7)

Net income / (loss)	(0.7)	(2.0)	(14.2)	0.7	(2.3)	(11.1)	(11.0)	(50.4)	(10.5)
Net income / (loss) attributable to NCI	—	—	(0.1)	—	—	—	—	—	—

Net income / (loss) attributable to PCIH	$(0.7)	$(2.0)	$(14.1)	$0.7	$(2.3)	$(11.1)	$(11.0)	$(50.4)	$(10.5)

Adjusted EBITDA
Net income / (loss)	$(0.7)	$(2.0)	$(14.2)	$0.7	$(2.3)	$(11.1)	$(11.0)	$(50.4)	$(10.5)
Interest expense, net	1.7	1.8	2.5	3.8	3.6	5.6	12.3	12.2	10.6
Income tax expense / (benefit)	—	—	—	—	—	—	0.3	0.4	0.7
Depreciation and amortization	1.2	1.4	1.8	2.5	3.4	4.0	5.4	5.7	5.8

Reported EBITDA (1)	2.2	1.2	(9.9)	7.0	4.7	(1.5)	7.0	(32.1)	6.6

Stock-based compensation	—	—	—	0.1	0.1	0.1	0.1	0.2	0.1
De novo losses	1.0	1.3	1.5	1.7	1.4	1.0	2.0	4.3	5.5
Acquisition transaction costs	1.4	3.4	15.7	0.3	6.5	15.8	7.8	13.9	10.1
Restructuring and other	—	—	—	0.3	0.2	0.5	1.1	0.6	0.5
Change FV of embedded derivative	—	—	—	—	—	0.3	5.1	7.3	—
Loss on extinguishment of debt	—	—	—	—	—	—	—	23.3	—

Adjusted EBITDA (2)	$4.6	$5.9	$7.3	$9.4	$12.9	$16.2	$23.1	$17.5	$22.8

Adjusted EBITDA Margin	6.2%	7.2%	7.2%	8.8%	9.5%	9.5%	8.8%	6.7%	8.1%

(1)

EBITDA and Adjusted EBITDA are non-GAAP financial measures. A non-GAAP financial measure is a performance metric that departs from GAAP because it excludes earnings components that are required under GAAP. Other companies may define non-GAAP financial measures differently and, as a result, our non-GAAP financial measures may not be directly comparable to those of other companies.

(2)

Adjusted EBITDA is EBITDA adjusted to add back the effect of certain expenses, such as stock-based compensation expense, de novo losses (consisting of losses incurred in the twelve months after the opening of a new facility), acquisition transaction costs (consisting of transaction costs, fair value adjustments to contingent consideration, management fees and corporate development payroll costs), restructuring and other charges, fair value adjustments to an embedded derivative, and loss on extinguishment of debt. Adjusted EBITDA is a key measure used by our management to assess the operating and financial performance of our health centers in order to make decisions on allocation of resources.

The following table sets forth the Company’s member and member month figures as of and for the three months ended for each of the quarters in the periods ended March 31, 2021, December 31, 2020 and December 31, 2019:

Operating Metrics	As of
Members:	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21
Medicare	17,526	18,252	23,833	31,302	38,674	72,576	72,806	74,644	75,488
Other	10,091	9,852	10,332	10,215	22,674	26,700	29,961	31,063	41,407

Total	27,617	28,104	34,165	41,517	61,348	99,276	102,767	105,707	116,895

Owned medical centers:	26	33	35	35	45	61	71	71	72

	Quarter Ended
Member months:	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21
Medicare	51,893	54,416	62,374	86,907	114,761	152,764	216,353	224,627	224,830
Other	30,590	30,535	29,965	31,134	67,450	75,989	85,796	89,933	118,945

Total	82,483	84,951	92,339	118,041	182,211	228,753	302,149	314,560	343,775

Revenue Per Member per Month:	1Q19	2Q19	3Q19	4Q19	1Q20	2Q20	3Q20	4Q20	1Q21
Medicare	$1,107	$1,132	$1,241	$994	$924	$847	$1,020	$954	$1,005
Other	$405	$522	$616	$461	$322	$455	$377	$391	$346
Total	$847	$912	$1,038	$853	$701	$717	$837	$793	$777